UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010 (May 11, 2010)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

On May 11, 2010, ANTs software inc. engaged in a private transaction with Fletcher International, Ltd. (“Fletcher”), under the previously disclosed $10 million purchase agreement (the “Agreement”), in which 605,766 shares of restricted common stock were sold for $500,000.

Fletcher qualifies as an accredited investors as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “1933 Act”). The sales of these securities in a private placement are made in reliance upon Rule 506 and Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and such securities have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date: May 12, 2010	By:	/s/ Dave Buckel
Dave Buckel, Chief Financial Officer